EXHIBIT 23.2
HARVEST NATURAL RESOURCES, INC.
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134630, 333-115841, 333-94823, 333-49114, and 333-85900), Form S-3 (No. 333-17231) and Form S-4 (No. 333-42139) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated April 10, 2008, relating to the financial statements of Petrodelta, S. A. at December 31, 2007 presented in accordance with International Reporting Standards, which appears as Schedule III in this Form 10-K/A.
Espiñeira, Sheldon y Asociados
Caracas, Venezuela
April 10, 2008